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                                                                   Exhibit 23(a)


                          INDEPENDENT AUDITORS' CONSENT


    We consent to the use in Post Effective Amendment No. 1 to the Registration Statement on Form S-2 of Sun Life Insurance and Annuity Company of New York (Reg. No. 333-09141) of our report dated February 7, 1997 accompanying the financial statements of Sun Life (N.Y.) Variable Account C and our report dated February 3, 1997 accompanying the financial statements of Sun Life Insurance and Annuity Company of New York appearing in the Prospectus, which is a part of such Registration Statement, and to the incorporation by reference of our reports dated February 3, 1997 appearing in the Annual Report on Form 10-K of Sun Life Insurance and Annuity Company of New York for the year neded December 31, 1996.


    We also consent to the references to us under the heading "Condensed Financial Information-Accumulation Unit Values" in such Prospectus.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 23, 1997